               Proxy Statement Pursuant to Section 14(a) of the

              Securities Exchange Act of 1934 (Amendment No. [_])


   Filed by the Registrant [X]

   Filed by a party other than the Registrant [_]
   Check the appropriate box:

   [X]  Preliminary proxy statement

   [_]  Confidential, for Use of the Commission only
        (as permitted by Rule 14a-6(e)(2))

   [_]  Definitive proxy statement

   [_]  Definitive additional materials

   [_]  Soliciting material pursuant to Rule 14(a)-11(c) or Rule 14a-12


                        Sound Source Interactive, Inc.
               (Name of Registrant as Specified in its Charter)

             Board of Directors of Sound Source Interactive, Inc.
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

   [X]  No fee required

   [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


        (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


        (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


        (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


        (5) Total fee paid:

     -------------------------------------------------------------------------

   [_]  Fee paid previously with preliminary materials.

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

     -------------------------------------------------------------------------


        (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


        (3) Filing party:

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        (4) Date filed:

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

                        SOUND SOURCE INTERACTIVE, INC.

                               ----------------

                 Notice of 1999 Annual Meeting of Stockholders
                     to be held        , December  , 1999

                               ----------------

To the Stockholders of Sound Source Interactive, Inc.:

  The 1999 Annual Meeting of Stockholders of Sound Source Interactive, Inc. (the "Company") will be held on Wednesday, December 8, 1999 at 11:00 a.m. local time at the Company's offices at 26115 Mureau Road, Suite B, Calabasas, California, for the following purposes:

    1. To elect      directors, each to hold office for a term ending in
  December 2000 or when their successors are elected and qualified.

    2. To approve the Sound Source Interactive, Inc. 1999 Director Stock Plan, and the payment of accrued director fees in shares of the Company's common stock.

    3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2000.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only stockholders of record as shown on the books of the Company at the
close of business on November   , 1999, the record date and time fixed by the
Board of Directors, will be entitled to vote at the Annual Meeting and any adjournment thereof.

                                          Eugene Code
                                          Secretary

Calabasas, California
November    , 1999


 PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                        SOUND SOURCE INTERACTIVE, INC.
                          26115 Mureau Road, Suite B
                          Calabasas, California 91302

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

Solicitation of Proxies

  This Proxy Statement is furnished to holders of the common stock, par value $.001 per share, of Sound Source Interactive, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies for use at the Company's 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 8, 1999 at 11:00 a.m. local time at the Company's offices at 26115 Mureau Road, Suite B, Calabasas, California, and any and all adjournments thereof. The purpose of the Annual Meeting and the matters to be acted on there are set forth in the accompanying Notice of Annual Meeting of Stockholders.

  Solicitations of proxies will be made by preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy to stockholders of record as of the
close of business on November    , 1999. These materials are expected to be
first mailed to stockholders on or about November    , 1999. The cost of
making the solicitation includes the cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy and the payment of charges imposed by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to stockholders. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. Expenses incurred in connection with special solicitations are expected to be nominal. The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting.

Voting and Revocation of Proxies

  A stockholder giving a proxy on the enclosed form may revoke it at any time prior to the actual voting at the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person or by filing a new written appointment of a proxy with an officer of the Company. The revocation of a proxy will not affect any vote taken prior to the revocation.

  Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxies intend to vote the shares represented thereby to approve Proposal Nos. 1, 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

Voting at the Meeting

  Only stockholders of record at the close of business on November    , 1998
are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On October 15, 1999, there were outstanding
5,887,370 shares of Common Stock. Each share of Common Stock is entitled to one vote on the matters to be presented at the Annual Meeting.

  A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. "Broker nonvotes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker nonvotes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker nonvotes on the specific items to be brought before the Annual Meeting is discussed under each item.

  A list of those stockholders entitled to vote at the Annual Meeting will be available for a period of ten days prior to the Annual Meeting for examination by any stockholder at the Company's principal executive offices, 26115 Mureau Road, Suite B, Calabasas, California, and at the Annual Meeting.

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)

General Information

  The Bylaws of the Company provide that the Company is authorized to have seven directors, and that stockholders will elect the directors of the Company at each annual meeting. Directors are elected to serve a term ending on the date of the next annual meeting of stockholders. Directors being elected at the Annual Meeting will serve until the Company's next annual meeting of stockholders, which is currently scheduled to be held in December 2000, or until their successors have been duly elected and qualified.

Vote Required

  The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker nonvotes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR
                             NOMINEES NAMED BELOW.

Information Regarding Nominees

  All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The stockholders have previously elected director nominees Vincent J. Bitetti, Mark A. James, Richard Azevedo, Samuel L. Poole and John T. Wholihan. The name, age, business experience and offices held by each director nominee are as follows:

  Richard Azevedo, age 65, is President of Azevedo and Associates, Inc., which was formed in June 1995 as a consulting firm to the nursing industry, and which owns 40 percent of Unified Health Services, LLC, an operator of nursing homes, which Mr. Azevedo also founded and of which he serves as President. Mr. Azevedo also is President of Star Nursing Home Enterprises, Inc., which he founded in 1997 and which operates two nursing homes in northern California. From 1991 to 1995, Mr. Azevedo was President of Jesse Lee Group, Inc., which he also founded and which operated skilled nursing home facilities. From 1986 to 1990, Mr. Azevedo was President of Medicrest of California, a corporation comprised of 18 skilled nursing home facilities. Prior to that Mr. Azevedo was a real estate developer with Ron-Mar Constriction Company, Inc. Mr. Azevedo has been a director of the Company since April 1998.

  Vincent J. Bitetti, age 44, founded Sound Source Interactive, Inc., a California corporation (the "Subsidiary"), in 1989 and served as the President of the Subsidiary from its formation. For the period from the acquisition by
the Company of the Subsidiary in 1994 until       , 1999, Mr. Bitetti served
as the Chairman of the Board and Chief Executive Officer and as a director of
both the Company and the Subsidiary. Effective        , 1999, Mr. Bitetti
resigned as Chairman of the Board and Chief Executive Officer of the Company and was appointed to serve as Chairman of the Company. Mr. Bitetti has been a director of the Company since 1994.

  Mark A. James, age 40, is a founding member of the law firm of James, Driggs, Walch, Santoro & Thompson in Las Vegas, Nevada, where has have been a partner since April 1996. From 1991 until the founding of James, Driggs, Walch, Santoro & Thompson, he was a partner in the Las Vegas firm of Jolley, Urga, Wirth & Woodbury. Mr. James also has been a member of the Nevada State Senate since 1992, where he serves as Chairman of the Senate Committee on Judiciary, and on the Natural Resources and Legislative Affairs and Operations committee. Mr. James is a director of ASSI, Inc., a principal stockholder of the Company. Mr. James has been a director of the Company since July 1996.

  Samuel L. Poole, age 51, since January 1998 has been the President and Chief Executive Officer of Arista Learning Systems, Inc., a privately held enterprise software publisher creating delivery and management software for distance based learning environments. Prior to joining Arista Learning Systems, from August 1992 until July 1997 Mr. Poole was employed by Maxis, Inc., a publicly held entertainment software publisher, where he ultimately served as President and Chief Executive Officer and as a director. His prior employers include Walt Disney Software, Inc., a publisher of entertainment and education software, where he was Director of Sales from January 1991 to August 1992; Cinemaware Corporation, a software publisher, where he was Vice President of Marketing and Sales from January 1989 to January 1991; and IntelliCreations, Inc., an interactive entertainment software publisher of which he founded and served as President from 1984 to 1989. He holds a B.A. from Thiel College and an MBA from Kent State University. Mr. Poole currently serves on the Board of Trustees of Thiel College, and is a director of Arista Learning Systems, Inc. Mr. Poole has been a director of the Company since April 1998.

  John T. Wholihan, age 61, has been Dean of the College of Business Administration at Loyola Marymount University since 1984. Previously, he served for five years as an Associate Dean at Bradley University, where he also served as Director of the MBA Program and as Director of the Small Business Institute. During this period, he also taught in the areas of strategic management and international business. He was a Fulbright Scholar in Brazil in 1977. Mr. Wholihan holds a B.S. from the University of Notre Dame, an MBA from Indiana University and a Ph.D. from The American University. He has published numerous articles and other scholarly works. He is a member of several academic associations and honor societies, including the Academy of Management, the Small Business Institute Directors Association, Beta Gamma Sigma and Alpha Sigma Nu. He currently is President of the Western Association of Collegiate Schools of Business. He is past President of the Association of Jesuit Colleges and Universities B Business Deans. He was the founding President of the International Association of Jesuit Business Schools. He is a member of the Rotary Club of Los Angeles, the Financial Executives Institute and the Jonathan Club. He has served on the board of directors of several small companies and currently is a member of the Board of Trustees of the TIP Funds, a family of publicly traded mutual funds. He is the immediate past Chairman of the Board of Notre Dame Academy in Los Angeles. Mr. Wholihan has been a director of the Company since April 1998.

[ADD 2 NEW DIRECTOR NOMINEES]

Board Committees

  The Board of Directors currently has appointed five standing committees: the Audit Committee, the Compensation Committee and the Search Committee, the Strategic Planning Committee and the Nominating Committee.

  The Audit Committee consists of Richard Azevedo, Mark A. James and Samuel L. Poole. Its purpose is to recommend the appointment of an independent auditor for the Company, review the scope of the audit, examine the auditor's reports, make appropriate recommendations to the Board of Directors as a result of such review and examination and make inquiries into the effectiveness of the financial and accounting functions and controls of the Company.

  The Compensation Committee consists of Richard Azevedo, Samuel L. Poole and John T. Wholihan. It is responsible for reviewing and setting the compensation of executive officers of the Company and for administering the Company's stock option plans.

  The Search Committee consists of                 , Samuel L. Poole and John
T. Wholihan. The Search Committee is responsible for recruiting a new permanent Chief Executive Officer and a new Chief Financial Officer for the Company.

  The Strategic Planning Committee consists of Vincent J. Bitetti, Mark A. James and Samuel L. Poole. The Strategic Planning Committee is responsible for overseeing the development of the Company's stretegic planning process.

  The Nominating Committee consists of Vincent J. Bitetti and Samuel L. Poole. The Nominating Committee is responsible for overseeing the selection of the nominees to the Company's Board of Directors.

Board and Committee Meetings

  In fiscal 1999, there were      meetings held by the Board of Directors.
Board committees met as follows during fiscal 1998: The Audit Committee,
times, and the Compensation Committee,     times, the Search Committee,
times, the Strategic Planning Committee,    times, and Nominating Committee,
    times. The total combined attendance for all Board and Committee meetings
was     percent. All directors attended     percent of the meetings of the
Board and of the committees on which they served, other than former director
Wayne M. Rogers, who attended     percent of such meetings,

Relationships With Outside Firms

  Mark A. James is a current director of the Company and is and for the Company's last two fiscal years has been a member of the law firm of James, Driggs, Walch, Santoro & Thompson, which performed legal services for the Company. Amounts paid to such law firm by the Company amounted to $206,485 during fiscal 1998 and $0 during fiscal 1999.

Executive Compensation

  Summary Compensation. The following table sets forth information concerning compensation of the Company's former Chairman of the Board and Chief Executive Officer and each of the Company's other executive officers and/or other most highly compensated employees who received compensation from the Company in excess of $100,000 for the fiscal year ended June 30, 1999 (the "Named Executives").

                          Summary Compensation Table


                                                    Summary Annual         Long-Term Compensation
                                                     Compensation       -----------------------------
                                            Fiscal -----------------    Stock Options    All Other
        Name and Principal Position          Year   Salary   Bonus        (Shares)    Compensation(2)
        ---------------------------         ------ -------- --------    ------------- ---------------
Vincent J. Bitetti.........................  1999  $240,000 $132,500(1)         0         23,288
 Chairman, former Chairman of the Board and  1998   210,466   79,000       50,000         22,543
 Chief Executive Officer(3)                  1997   205,077   14,029            0         19,872

Ulrich Gottschling.........................  1999  $ 73,511 $105,000(1)         0          6,053
 former President, Chief Operating Officer,  1998   151,125   58,600            0         10,647
 Chief Financial Officer, Treasurer and      1997   126,295    8,602            0          5,909
 Secretary(4)

Patricia Brown.............................  1999  $100,000 $ 32,000            0          6,000
 Senior Vice President                       1998    41,025    2,500            0          6,000
 of New Business Development(5)              1997                  0       58,367          3,000

Tim Murphy.................................  1999  $105,925 $  5,000            0          3,901
 former Senior Vice President                1998   155,561    2,500            0          6,447
 of Sales and Marketing(6)                   1997    51,084        0            0          1,495

Mark Koenig................................  1999  $105,000        0            0         10,573
 Chief Technological Officer(7)              1998    35,000        0       58,367            859

--------
(1) The bonuses paid in fiscal 1999 were earned in fiscal 1998. $60,000 of Mr. Bitetti's bonus was accrued in fiscal 1998. $50,000 of Mr. Gottschling's bonus was accrued in fiscal 1998.

(2) The amounts in this column consist of the following: (a) personal use of Company car: Mr. Bitetti-- $12,000 (1999), $12,000 (1998), $9,130 (1997),
    Mr. Gottschling--$3,000 (1999), $6,000 (1998), $4,600 (1997), Ms. Brown--
    $6,000 (1999), $6,000 (1998), $3,000 (1997), Mr. Murphy--$0 (1999), $0
    (1998), $0 (1997), Mr. Koenig--$4,800 (1999), $0 (1998), $0 (1997); (b)
    life insurance premiums: Mr. Bitetti--$6,358 (1999), $6,143 (1998), $5,370
    (1997); (c) medical insurance premiums: Mr. Bitetti--$4,930 (1999), $4,400
    (1998), $5,372 (1997), Mr. Gottschling--$3,053 (1999), $4,647 (1998),
    $4,545 (1997), Ms. Brown--$0 (1999), $0 (1998), $0 (1997), Mr. Murphy--
    $3,901 (1999), $4,647 (1998), $1,495 (1997), Mr. Koenig-- $5,773 (1999),
    $859 (1998), $0 (1997).

(3) Mr. Bitetti resigned as Chairman of the Board and Chief Executive Officer
    effective      1999, on which date he was appointed Chairman of the
    Company.

(4) Mr. Gottschling resigned all of his positions with the Company effective January 8, 1999.

(5) Ms. Brown became an employee of the Company on January 5, 1997. Prior to that time, she was a consultant to the Company whereby she was paid a monthly fee of $3,000 plus royalties based on the sales of certain of the Company's products.

(6) Mr. Murphy's employment with the Company terminated on March 20, 1999.

(7) Mr. Koenig became an employee of the Company on March 1, 1998.

  Option Grants. The Company did not grant any options to the Named Executives during the fiscal year ended June 30, 1999.

  Option Exercises and Holdings. The following table sets forth information concerning each exercise of a stock option during the fiscal year ended June 30, 1999 by each of the Named Executives and the number and value of unexercised options granted by the Company held by each of the Named Executives on June 30, 1999.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                           Number of Shares        Value of Unexercised
                                               Value    Underlying Unexercised         in-the-Money
                           Number of Shares   Realized    Options at 6/30/99       Options at 6/30/99(2)
          Name           Acquired on Exercise   (1)    Exercisable/Unexercisable Exercisable/Unexercisable
          ----           -------------------- -------- ------------------------- -------------------------
Vincent J. Bitetti......           0            $ 0            50,000/0                     $/0
Ulrich E. Gottschling...           0              0               0/0                       0/0
Patricia Brown..........                                       52,092/0                    529/0
Tim Murphy..............           0              0               0/0                       0/0
Mark Koenig.............           0              0          41,700/16,667                2,117/0

--------
(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Market value of the shares covered by in-the-money options on June 30, 1999, less the option exercise price.

Compensation of Directors

  Each director who is not an employee of the Company is entitled to receive a director's fee of $15,000 per year, and to be reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings. However, no such fees have been paid since June 1998. Instead, each director of the Company has indicated that he will accept shares of the Company's Common Stock in lieu of cash in payment of the accrued fees. The Sound Source Interactive, Inc. 1999 Director Stock Plan (the "1999 Director Stock Plan") includes provisions that enable the Company to pay the accrued director fees in shares of its Common Stock. Subject to the approval of the 1999 Director Stock Plan at the Annual Meeting, the Company expects to pay all of the accrued director fees, which total $96,250 through September 30, 1999 in the aggregate, in shares of its Common Stock. See "Approval of Sound Source Interactive, Inc. 1999 Director Stock Plan (Proposal No. 2)" below.

  In addition, each nonemployee director receives nonqualified stock options to acquire 10,000 shares of Common Stock upon appointment as a director, and receives nonqualified stock options to acquire an additional 10,000 shares of Common Stock for each additional year that the nonemployee director continues to serve on the Board of Directors. Such options heretofore have been granted pursuant to the Company's 1995 Amended and Restated Stock Option Plan (the "1995 Stock Option Plan"), which provides for the grant of stock options to nonemployee directors of the Company without any action on the part of the board of Directors or the Compensation Committee, upon the terms and conditions set forth in the 1995 Stock Option Plan. In the future, such options will be granted pursuant to the 1999 Director Stock Plan (subject to the approval of the 1995 Stock Option Plan at the Annual Meeting).

  Each option granted to a nonemployee director shall vest and become exercisable as to 50 percent of the shares of Common Stock subject to the option on the first anniversary date of the grant and as to the remaining 50 percent on the second anniversary date of the grant, and will expire on the earlier of ten years from the date the option was granted, upon expiration of the 1995 Stock Option Plan or the 1999 Director Plan, as applicable, or three weeks after the optionee ceases to be a director of the Company. The exercise price of such options is equal to 100 percent of the fair market value of the Common Stock subject to the option on the date on which such options are granted. Each option shall be subject to the other provisions of the 1995 Stock Option Plan or the 1999 Director Plan, as applicable.

Employment Agreements

  The Company entered into a Third Amended and Restated Employment Agreement with Vincent J. Bitetti, its former Chairman of the Board and Chief Executive Officer and its current Chairman, dated as of April 24, 1998 (the "Bitetti Employment Agreement"). The Bitetti Employment Agreement entitled Mr. Bitetti to receive annual base salary of $240,000 effective April 27, 1998, subject to annual increases in accordance with the Consumer Price Index (the "CPI") commencing on April 27, 1999, as of which date Mr. Bitetti became entitled to receive annual base salary of $245,472.

  Pursuant to the Bitetti Employment Agreement, Mr. Bitetti was entitled to receive a bonus in the following amounts if the Company attained the specified gross revenues for fiscal 1999:

                                                                      Cumulative
       Gross Revenues                                                 Cash Bonus
       --------------                                                 ----------
       $12,000,000...................................................  $ 25,000
        16,000,000...................................................    75,000
        24,000,000...................................................   125,000

  The gross revenue attainment levels required to receive each bonus level for each subsequent fiscal year were to increase by 60 percent annually.

  Pursuant to the Bitetti Employment Agreement, Mr. Bitetti was entitled to receive a bonus in the following amounts if the Company attained the specified gross profits for fiscal 1999:

                                                                      Cumulative
       Gross Profits                                                  Cash Bonus
       -------------                                                  ----------
       $3,200,000....................................................  $ 50,000
        3,600,000....................................................    75,000
        4,000,000....................................................   100,000

  The gross profit levels required to receive each bonus level for each subsequent fiscal year were to increase by 60 percent annually.

  The Bitetti Employment Agreement entitled Mr. Bitetti to receive a bonus in the following amounts if the Company attained the specified levels of pre-tax profitability (defined as annual earnings before interest, taxes, depreciation and amortization divided by gross revenues) for any fiscal year during the term of Mr. Bitetti's employment agreement:

                                                                      Cumulative
       Profitability                                                  Cash Bonus
       -------------                                                  ----------
       10%...........................................................  $ 50,000
       15%...........................................................  $100,000

  For the fiscal year ended June 30, 1999, the Company achieved revenues of $4,624,540 and gross profits of $1,448,903, and it did not realize a profit. Therefore, Mr. Bitetti did not qualify to receive a bonus under any of the three standards described above. However, Mr. Bitetti received payments of $132,500 in fiscal 1999 representing the bonus he earned in fiscal 1998.

  Mr. Bitetti was entitled to receive certain fringe benefits under the Bitetti Employment Agreement, including use of a Company automobile or automobile allowance, $5,000,000 in life insurance coverage (provided that in no event could the Company be required to pay a premium for such insurance in excess of $7,500 per year) and the right to participate in the Company's customary benefit plans. The Bitetti Employment Agreement further provided that following the voluntary or involuntary termination of his employment by the Company, Mr. Bitetti was entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. These registration rights could only become effective upon the voluntary or involuntary termination of

Mr. Bitetti's employment with the Company. The Bitetti Employment Agreement further provided that if the Company employs a new Chief Executive Officer, Mr. Bitetti's salary could not be less than that of such new Chief Executive Officer, up to a maximum of $300,000.

  The Company has entered into a Separation Agreement with Vincent J. Bitetti
dated as of            , 1999, whereby Mr. Bitetti submitted his resignation
as Chairman of the Board and Chief Executive Officer of the Company effective
as of       , 1999, and was appointed as chairman of the Company as of that same date. The Separation Agreement terminated the Bitetti Employment Agreement, the term of which otherwise would have expired on December 31, 2000. Pursuant to the Separation Agreement, Mr. Bitetti will continue to serve as Chairman of the Company until December 31, 2000, and until such date will remain entitled to receive substantially the same compensation and benefits to which he would have been entitled under his prior employment agreement.

  The Company entered into an Amended and Restated Employment Agreement with Ulrich E. Gottschling, as Chief Financial Officer, Treasurer and Secretary, dated as of February 1, 1997 (the "Gottschling Employment Agreement"), for a two-year term ending January 31, 1999. The Company entered into an Employment Memorandum with Mr. Gottschling dated as of April 24, 1998 (the "Gottschling Employment Memorandum"), which amended certain provisions of the Gottschling Employment Agreement. Pursuant to the Gottschling Employment Agreement, Mr. Gottschling initially was entitled to receive annual base compensation of $150,000, subject to escalation annually in accordance with the CPI. Pursuant to the Gottschling Employment Memorandum, Mr. Gottschling's base salary was increased to $180,000 per annum effective January 1, 1999, and remained subject to escalation in accordance with the CPI. Pursuant to the Gottschling Employment Memorandum, Mr. Gottschling was entitled to receive bonuses based on the same three criteria as applied to Mr. Bitetti pursuant to the Bitetti Employment Agreement, but in amounts equal to 80 percent of the bonuses payable to Mr. Bitetti. No such bonuses were earned with respect to fiscal 1999.

  Pursuant to the Gottschling Employment Agreement, Mr. Gottschling was entitled to certain other fringe benefits including use of a Company automobile or automobile allowance and the right to participate in the Company's customary benefit plans. The Gottschling Employment Agreement further provided that following the voluntary or involuntary termination of his employment by the Company, Mr. Gottschling was entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. These registration rights were to become effective upon the voluntary or involuntary termination of Mr. Gottschling's employment with the Company.

  Mr. Gottschling resigned all of his positions with the Company effective as January 8, 1999, and is not entitled to receive any further compensation or benefits from the Company.

  The Company also entered into an Employment Agreement with John Warwick
dated as of       , 1999 (the "Warwick Employment Agreement"), whereby Mr.
Warwick will serve as Chief Executive Officer of the Company for an interim,
six-month period commencing on       , 1999 (which was the effective date of
Mr. Bitetti's resignation as Chairman of the Board and Chief Executive Officer) until a new Chief Executive Officer is hired. The Warwick Employment Agreement provides that during such six-month period, Mr. Warwick will receive base compensation at the rate of $170,000 per annum. Pursuant to the Warwick Employment Agreement, Mr. Warwick was also granted incentive stock options entitling him to purchase 100,000 shares of the Company's Common Stock. Such options will vest on the earlier of April 14, 2000 or the termination of Mr. Warwick's employment by the Company.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information regarding the ownership of the Common Stock of the Company by (i) each of the Company's, directors, director nominees and Named Executives, (ii) all directors and Named Executives and other executive officers as a group and (iii) each person who is known to the Company to own, of record or beneficially, more than five percent of the Common Stock. Where the persons listed have the right to acquire additional shares of Common Stock through the exercise of options or warrants within 60 days, such additional shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership interests of any other person. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

                                                                 Shares
                                                              Beneficially
                                                                  Owned
                                                            -----------------
Name and Address Of Beneficial Owner(1)                      Shares   Percent
---------------------------------------                     --------- -------
Directors and Director Nominees
Vincent J. Bitetti(2)...................................... 1,284,634  21.8%
Richard Azevedo............................................     5,000     *
Mark A. James(3)...........................................    25,000     *
Samuel L. Poole............................................     5,000     *
[Add new directors]
John T. Wholihan...........................................     5,000     *
Other Named Executives
Patricia Brown.............................................    58,367   1.0
Mark Koenig................................................    58,367   1.0
All directors, director nominees and Named Executives and
 other executive officers as a group (13 persons).......... 1,469,714  25.0
Other Beneficial Owners(5)
Louis A. Habash(5) ........................................ 1,140,000  19.4
 5075 Spyglass Hill Drive
 Las Vegas, Nevada 89122

--------
 *  Less than 1%

(1) Except as otherwise noted, the address of the listed beneficial owners is 26115 Mureau Road, Suite B, Calabasas, California 91302.

(2) Includes 50,000 shares of Common Stock issuable to Mr. Bitetti under presently exercisable options. Also includes 100,000 shares of Common Stock which Eric H. Winston is entitled to acquire from Mr. Bitetti pursuant to a presently exercisable option. Excludes 1,140,000 shares of Common Stock held by ASSI, Inc. as to which Mr. Bitetti has shared voting rights.

(3) Includes 25,000 shares of Common Stock issuable to Mr. James upon exercise of presently exercisable options.

(4) Information above is based on reports filed by the identified beneficial owners with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended.

(5) Based on information set forth in the schedule 13(d) filed by ASSI, Inc. with the Securities and Exchange Commission on April 11, 1998, all such Common Stock is owned of record by ASSI, Inc., of which Mr. Habash is the sole beneficial owner. Excludes 1,284,634 shares of Common Stock held by Vincent J. Bitetti as to which ASSI, Inc. has shared voting rights.

Certain Relationships and Transactions

  On April 27, 1998 the Company entered into a Settlement Agreement (the "Settlement Agreement") dated as of April 24, 1998 with ASSI, Inc., NCD, Inc., The Boston Group, L.P., Vincent J. Bitetti, Ulrich E. Gottschling, Mark A. James and Robert G. Kalik. Pursuant to the Settlement Agreement, the Company settled with prejudice two legal proceedings which were pending against it, its former Chairman and Chief Executive Officer Vincent J. Bitetti, and its former President and Chief Operating Officer Ulrich E. Gottschling, in
Los Angeles Superior Court and which related to an attempted expansion of the Company's Board of Directors and the election of four persons to fill the expansion seats. In connection with the Settlement Agreement, the Company (a) exchanged 1,100,000 shares of its Common Stock for 4,816,657 common stock purchase warrants held by ASSI, Inc.; (b) amended its Bylaws to provide for a seven-member Board of Directors and to permit resigning directors to vote on the appointment of their successors; (c) appointed Richard Azevedo, Samuel L. Poole, Wayne M. Rogers and John T. Wholihan to fill vacancies on the Board of Directors; and (d) entered into certain related agreements described below.

  Pursuant to the Settlement Agreement, ASSI, Inc., NCD, Inc., Louis Habash and the Company entered into a Lock-Up Agreement. Such agreement provided that during the year ending May 30, 1999, ASSI, Inc., NCD, Inc. and Louis Habash (who is the beneficial owner of all of the voting securities of ASSI, Inc. and NCD, Inc.) could not sell shares of the Common Stock beneficially owned by them in an aggregate amount in excess of an amount determined by a formula, which equates to the product of approximately 94,620 shares times the number of full months, commencing with the month of May 1998, elapsed since the settlement.

  Pursuant to the Settlement Agreement, the Company entered into a Third Amended and Restated Employment Agreement (the "Bitetti Employment Agreement," as previously defined) with Vincent J. Bitetti, which amended and restated Mr. Bitetti's prior employment agreement. The Company also and entered into an Employment Memorandum (the "Gottschling Employment Memorandum," as previously defined) with Ulrich E. Gottschling, which amended Mr. Gottschling's prior employment agreement. See "Election of Directors-- Employment Agreements" above.

Voting Agreements

  Pursuant to the Underwriting Agreement (the "Underwriting Agreement") dated July 1, 1996 pertaining to the Company's initial public offering, the Company granted the underwriters for such offering, The Boston Group, L.P. and Joseph Stevens & Co., L.P., each the right to nominate from time to time one director of the Company or to have an individual designated thereby attend all Board meetings as a nonvoting advisor. In addition, Vincent J. Bitetti and Eric H. Winston agreed to vote all of their Common Stock in favor of the two director nominees selected by the underwriters. The voting agreement with the underwriters will terminate on July 8, 2001. Effective November 20, 1997, Joseph Stevens & Co., L.P. assigned to The Boston Group, L.P. its director nomination rights under the foregoing agreement.

  Pursuant to a Stockholder Voting Agreement (the "Stockholder Voting Agreement") dated as of April 30, 1996 among Vincent J. Bitetti, Eric H. Winston and ASSI, Inc., Messrs. Bitetti and Winston agreed to vote all of their Common Stock in favor of one director nominee selected by ASSI, Inc. and in favor of an amendment to the Company's Bylaws providing that the number of directors would be five, which provision could not be amended except with the consent of ASSI, Inc. In addition, ASSI, Inc. agreed to vote all of its shares of Common Stock for two directors nominated by Mr. Bitetti as long as he held at least 20 percent of the outstanding Common Stock, and for one director nominated by Mr. Bitetti for as long as he held at least ten percent but less than 20 percent of the outstanding Common Stock. The Stockholder Voting Agreement will terminate on the earlier of July 1, 2001 or the date when Messrs. Bitetti and Winston together cease to own at least ten percent of the outstanding Common Stock.

  Pursuant to the Settlement Agreement, the Company received the consent (the "Consent") of ASSI, Inc. to certain matters relating to the Stockholder Voting Agreement. Among other things, the Consent provides that as between the Company, ASSI, Inc., The Boston Group, L.P. and Vincent J. Bitetti, the nominees for the seven-person Board of Directors will be determined as follows: two persons may be nominated by Bitetti as long as he holds 750,000 or more shares of the Common Stock (but only one person, if Bitetti holds more than 500,000 and less than 750,000 shares, and no person if Bitetti holds 500,000 or fewer shares); one person may be nominated by ASSI, Inc. as long as it holds 500,000 or more shares of the Common Stock (but no person if ASSI, Inc. holds fewer than 500,000 shares); up to two persons may be nominated by The Boston Group, L.P. (including as assignee of the rights of Joseph Stevens & Co., L.P.) pursuant to the Underwriting Agreement so long as it may be in effect in pertinent part; one person (an "Expansion Member") may be nominated by Mr. Bitetti (subject to approval of such person by ASSI, Inc. (unless a renomination of a presently serving nominee)); and one person (another "Expansion Member") may be nominated by ASSI, Inc. (subject to approval of such person by Mr. Bitetti (unless a renomination of a presently serving nominee)). Each Expansion Member must be independent of the Company and the person nominating such Expansion Member, and must meet certain other requirements set forth in the Consent.

  The Consent is terminable at the option of ASSI, Inc. in the event of a breach of the Stockholder Voting Agreement, the Settlement Agreement or the Consent by the Company, Vincent J. Bitetti or Ulrich E. Gottschling prior to the termination of the Stockholder Voting Agreement. In the event of such termination, the authorized number of directors will be automatically reduced from seven to five at the next annual meeting of stockholders, and nominations and elections for the resulting five-member Board will be governed by the Stockholder Voting Agreement and the Underwriting Agreement, without regard to the Consent.

  Pursuant to the foregoing arrangements, the parties have agreed that the director nominees for the forthcoming Annual Meeting shall be as follows:

  Vincent J. Bitetti and        as the two nominees of Vincent J. Bitetti
  pursuant to the Stockholder Voting Agreement and the Consent

  Richard Azevedo and Samuel L. Poole as the two nominees of The Boston Group, L.P. pursuant to the Underwriting Agreement

  Mark A. Jones as the nominee of ASSI, Inc. pursuant to the Stockholder Voting Agreement and the Consent as the Expansion Member nominated by Vincent J. Bitetti as provided in the Consent as the Expansion Member nominated by ASSI, Inc. as provided in the Consent

      APPROVAL OF SOUND SOURCE INTERACTIVE, INC. 1999 DIRECTOR STOCK PLAN
        AND PAYMENT OF ACCRUED DIRECTOR FEES IN SHARES OF COMMON STOCK
                               (Proposal No. 2)

  The Board believes that the ownership of shares of Common Stock by directors supports the maximization of long-term shareholder value by aligning the interests of directors with those shareholders. The Sound Source Interactive, Inc. 1999 Director Stock Plan (the "1999 Director Stock Plan," as previously defined) is designed to facilitate the ownership of shares of Common Stock by
directors. The 1999 Director Stock Plan was approved by the Board on       ,
1999.

  The purpose of the 1999 Director Stock Plan is to promote the long-term growth of the Company by enhancing its ability to attract and retain highly qualified and capable directors with diverse backgrounds and experience and by increasing the proprietary interest of directors in the Company. A description of the material terms of the 1999 Director Stock Plan follows. This description is qualified in its entirety by reference to the complete 1999 Director Stock Plan, which is attached hereto as Appendix A and is incorporated herein by reference.

  As noted above under "Compensation of Directors," each nonemployee director currently receives nonqualified stock options to acquire 10,000 shares of Common Stock upon appointment as a director, and receives nonqualified stock options to acquire an additional 10,000 shares of Common Stock for each additional year that the nonemployee director continues to serve on the Board of Directors. Such options heretofore have been granted pursuant to the Company's Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option Plan," as previously defined). The Board has adopted resolutions pursuant to which the 1995 Stock Option Plan will be amended to delete the relevant provisions pursuant to which such options have been granted upon stockholder approval of the 1999 Director Stock Plan. Thereafter, nonemployee directors will be granted nonqualified options under the 1999 director Stock Plan in the same fashion as they previously were granted such options under the 1995 Stock Option Plan.

  In addition, pursuant to the 1999 Director Stock Plan, each nonemployee director will be entitled to elect to receive shares of Common Stock in lieu of all or a portion of his or her annual retainer. The number of shares of Common Stock issuable in the event of such election will be based upon the Fair Market Value of shares of Common Stock (as defined in the 1999 Director Stock Plan) on July 1st in the year of such election (or January 2, 2000 in the case of the presently accrued fees and the fees payable for the balance of the fiscal year ending June 30, 2000), and will be determined by dividing such Fair Market Value into the amount of the retainer fees that the director elected to receive in shares of Common Stock. Directors also will be entitled to make a one-time election to receive Common Stock in lieu of all or a portion of their accrued annual retainers as of January 2, 2000. All of the Company's existing nonemployee directors, and its former director Wayne P. Rogers, have indicated that they will accept shares of Common Stock in payment for all of their accrued director fees. On January 2, 2000, the date as of which the election to accept shares of Common Stock in payment of the accrued director fees is to be made, the Company's present and former nonemployee directors will have accrued retainer fees in the following amounts: Richard Azevedo--$22,500; Mark A. James--$22,500; Samuel Poole--$22,500; Wayne P. Rogers--$25,000; and John T. Wholihan--$22,500.

  A maximum of      shares of Common Stock will be available for the award of
shares and the grant of options under the 1999 Director Stock Plan, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting shares of Common Stock. To the extent a stock option granted under the 1999 Director Stock Plan expires or terminates unexercised, the shares of Common Stock allocable to the unexercised portion of such option will be available for awards under the 1999 Director Stock Plan. In addition, to the extent that shares are delivered (actually or by attestation) to pay all or a portion of an option exercise price, such shares will become available for awards under the 1999 Director Stock Plan.

  The exercise price per share of all options granted under the 1999 Director Stock Plan will be 100% of the Fair Market Value of shares of Common Stock (as defined by the 1999 Director Stock Plan) on the grant date. Options granted under the 1999 Director Stock Plan vest and become exercisable as to 50 percent of the shares of Common Stock subject to the options on the first anniversary of the date of grant and as to the remaining 50 percent on the second anniversary of the date of grant; and may be exercised until the earlier of the tenth anniversary of the date of the grant or three weeks after the Optionee ceases to be a director of the Company. Options may be exercised either by payment of cash in the amount of the aggregate option price or by surrendering (or attesting to ownership of) shares of Common Stock owned by the participant for at least six months prior to the date the option is exercised, or a combination of both, having a combined value equal to the aggregate option price of the shares subject to the option or portion of the option being exercised. Any option or portion thereof that is not exercised on or before the fifth anniversary of the date of the grant shall expire.

  The 1999 Director Stock Plan is administered by the Compensation Committee of the Board. The Board may amend or terminate the 1999 Director Stock Plan at any time, but the terms of any option granted under the 1999 Director Stock Plan may not be adversely modified without the participant's consent.

  The Director Stock Plan provides for the grant of non-qualified stock options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. No income is recognized by the optionee on the grant of a nonqualified stock option. On the exercise by an optionee of a nonqualified stock option, generally the excess of the fair market value of the Common Stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company.

  The affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote is required for approval of the proposal.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999 DIRECTOR
                STOCK PLAN AS DESCRIBED IN THIS PROPOSAL NO. 2.

      RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL 1999
                               (Proposal No. 3)

  The Board of Directors, upon recommendation of its Audit Committee, composed of independent members of the Board, has appointed Deloitte & Touche LLP as independent auditors of the Company with respect to its operations for fiscal 2000, and has further directed that management submit such appointment for ratification by the holders of the Common Stock. In taking this action, the members of the Board and the Audit Committee considered carefully Deloitte & Touche LLP's reputation in providing accounting services to other companies in the software industry, its independence with respect to the services to be performed, its general reputation for adherence to professional auditing standards and the performance of Deloitte & Touche LLP during the audit of the Company's consolidated financial statements for fiscal years 1999 and 1998. Representatives of the firm will be present at the Annual Meeting to make a statement if they desire to do so and to answer appropriate questions that may be asked by stockholders.

  Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board, however, is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. Therefore, there will be presented at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Deloitte & Touche LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT
OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1999
                     AS DESCRIBED IN THIS PROPOSAL NO. 3.

Deadline for Submission of Stockholder Proposals for 2000

  The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2000 annual meeting of stockholders is expected to be held on or about December , 2000, and proxy materials in connection with that meeting are expected to be mailed on or about October , 2000. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before September 1, 1999.

                          FILINGS UNDER SECTION 16(a)

  Based solely upon a review of the copies of the forms furnished to the Company and written representations of the Company's directors and executive officers, the Company believes that except as set forth below, all filing requirements applicable to its officers, directors and ten-percent beneficial owners were complied with during fiscal 1998.

  Pursuant to Section 16(a) of the Exchange Act, the Company is required to identify any person who, at any time during Fiscal Year 1999, was a director of the Company, an executive officer of the Company, or its subsidiaries or beneficial owner of more than 10% of the Company's Common Stock or any other person who was subject to Section 16(a) of the Exchange Act with respect to the Company that during fiscal 1999 failed to file on a timely basis with the SEC any report required by Section 16(a) of the Exchange Act, which are on Form 3 (an initial report of beneficial ownership of common stock) and on form 4 and Form 5 (relating to changes in beneficial ownership of common stock). Based solely on a review of such Forms 3, 4 and 5, and amendments thereto, furnished to the Company by the reporting persons known to it, as required by Exchange Act Rule 16a-3(e), except as set forth below, no reporting person that was required during fiscal 1999 to comply with Section 16(a) of the Exchange Act failed to comply with such requirements. A Form 5 report was not filed on a timely basis by director Mark A. James with respect to an automatic grant of stock options of 10,000 shares granted on July 1, 1998. Such failure to timely file an annual report was inadvertent and does not relate to the actual purchase or sale of shares of Common Stock.

                                 OTHER MATTERS

  The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

  It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date and mail your Proxy in the enclosed envelope as promptly as possible.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Eugene Code
                                          Secretary

Sound Source Interactive, Inc.
26115 Mureau Road, Suite B
Calabasas, California 91302

                                  APPENDIX A

            SOUND SOURCE INTERACTIVE, INC. 1999 DIRECTOR STOCK PLAN

                       ARTICLE 1 -- PURPOSE OF THE PLAN

  The purpose of the Sound Source Interactive, Inc. 1999 Director Stock Plan is to promote the long-term growth of Sound Source Interactive, Inc. (hereinafter sometimes referred to as the "Corporation") by increasing the proprietary interest of Directors in the Corporation and to attract and retain highly qualified and capable Directors.

                           ARTICLE II -- DEFINITIONS

  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

  2.1 "Accrued Retainer" means the amount of unpaid annual cash retainer fee payable by the Corporation to any Director or former Director for services as a director of the Corporation, which is accrued as of January 2, 2000.

  2.2 "Annual Retainer" means the annual cash retainer fee payable by the Corporation to a Director for services as a director of the Corporation, as such amount may be changed from time to time.

  2.3 "Award" means an award granted to a Director under the Plan in the form of Options or Shares, or any combination thereof.

  2.4 "Board" means the Board of Directors of Sound Source Interactive, Inc.

  2.5 "Corporation" means Sound Source Interactive, Inc.

  2.6 "Director" means a director of the Corporation.

  2.7 "Fair Market Value" means, with respect to the value of the Shares on any date: (i) if the principal market for the Common Stock is a national securities exchange or if the Shares are quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing sales price of the Shares on such day as reported by such exchange or NASDAQ, or on a consolidated tape reflecting transactions on such exchange or NASDAQ; or
(ii) if the principal market for the Shares are not a national securities exchange and the Shares are not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for the Shares on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i) and (ii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Shares shall be determined by the Board of Directors or the Committee, as the case may be, which determination shall be conclusive as to the Fair Market Value of the Shares.

  2.8 "Option" means an option to purchase Shares award under Article VIII or IX which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

  2.9 "Option Grant Date" means the date upon which an Option is granted to a Director.

  2.10 "Optionee" means a Director of the Corporation to whom an Option has been granted or, in the event of such Director's death prior to the expiration of an Option, such Director's executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

  2.11 "Plan" means the Sound Source Interactive, Inc. 1999 Director Stock Plan, as amended and restated from time to time.

  2.12 "Shares" means shares of the common stock, par value $.001 per share, of the Corporation.

  2.13 "Stock Award Date" means the date on which Shares are awarded to a Director.

  2.14 "Stock Option Agreement" means a written agreement between a Director and the Corporation evidencing an Option.

                   ARTICLE III -- ADMINISTRATION OF THE PLAN

  3.1 ADMINISTRATOR OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board (the "Committee").

  3.2 AUTHORITY OF COMMITTEE. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

  3.3 DETERMINATIONS OF COMMITTEE. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

  3.4 EFFECT OF COMMITTEE DETERMINATIONS. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                      ARTICLE IV -- AWARDS UNDER THE PLAN

  Awards in the form of Options shall be granted to Directors in accordance with Article VIII. Deferred Contingent Shares may be granted to Directors in accordance with Article IX. Each option granted under the Plan shall be evidenced by a Stock Option Agreement.

                           ARTICLE V -- ELIGILIBITY

  Directors (and, with respect to Deferred Contingent Shares issuable in satisfaction of Accrued Retainers, former Directors) of the Corporation shall be eligible to participate in the Plan in accordance with Articles VIII and IX.

                   ARTICLE VI -- SHARES SUBJECT TO THE PLAN

  Subject to adjustment as provided in Article XII, the aggregate number of Shares which may be issued upon the award of Shares and the exercise of
Options shall not exceed       Shares. To the extent that Shares subject to an
outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

                 ARTICLE VII -- NONTRANSFERABILITY OF OPTIONS

  All Options granted under the Plan shall not be transferable by a Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event Options may be transferable without failing to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), then each Option shall be transferable to the extent set forth in the related Stock Option Agreement, as determined by the Committee (provided that all Options granted under Article VIII with the same Option Grant Date shall have identical provisions relating to the transferability of such Options). In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian, legal representative or similar person.

                            ARTICLE VIII -- OPTIONS

  Each Director shall be granted Options, subject to the following terms and conditions:

  8.1 TIME OF GRANT. On the first business day of July of each year (or, if later, on the date on which a person is first elected or begins to serve as a Director), each person who is a Director shall be granted an Option to purchase 10,000 Shares (which number shall be pro-rated if such Director is first elected or begins to serve as a Director on a date other than the date of an annual meeting of stockholders).

  8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

  8.3 EXERCISE OF OPTIONS. Each Option ranted pursuant to this Article shall become exercisable as to 50% of the Shares subject to the Option on the first anniversary of the Optoin Grant Date and as to the remaining 50% of the Shares subject to the Option on the second anniversary of the Option Grant Date. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

  Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Committee that such Shares have been owned by the Optionee for at least six (6) months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by attesting to the ownership of shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefore were being made in cash) less the number of Shares for which attestation of ownership is submitted. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

         ARTICLE IX -- ELECTION TO RECEIVE CONTINGENT DEFERRED SHARES

  9.1 ELECTION PROCEDURE.

    (a) On the first business day of July of each year, Shares shall be identified pursuant to this Article as being for the contingent benefit of each Director who, at least six (6) months prior thereto, files with the Committee or its designee a written election to receive Shares in lieu of all or a portion of such Director's Annual Retainer. In the event a Director does not file a written election in accordance with the preceding sentence by reason of becoming a Director after the date which is six (6) months prior to the first business day of July in any year, Shares shall be identified as being for the contingent benefit of such Director as of the first day (the "Effective Date") which is six (6) months after the date such Director files with the Committee or its designee a written election to receive Shares in lieu of all or a portion of such Director's Annual Retainer; provided, however, that such an election may apply only to the portion of such Director's Annual Retainer determined by multiplying such Director's Annual Retainer by a fraction, the numerator of which is the number of days from and including the Effective Date to and including the last day of the period for which such Annual Retainer would otherwise be payable, and the denominator of which is 365 or 366, as the case may be. An election pursuant to the first sentence of this Section 9.1(a) may be revoked or changed only on or prior to the date which is six (6) months prior to the first business day of the following July. An election pursuant to the second sentence of this Section 9.1 shall be irrevocable.

    (b) On or prior to the fifth business day following the approval of this Plan by the stockholders of the Company, Shares shall be identified pursuant to this Article as being for the contingent benefit of each Director (or former director) who, on or prior to such date, shall file with the Committee or its designee a written election to receive Shares in lieu of all or any portion of such Director's (or former Director's) Accrued Retainer. An election pursuant to this Section 9.1(b) shall be irrevocable.

  9.2 TERM OF DEFERRAL. Receipt of Shares subject to a Director election made pursuant to Section 9.1 shall be deferred until such Director's retirement, resignation, disability, death or termination (other than termination resulting in forfeiture as described in Section 9.8), or in the event of emergency or necessity, as hereinafter provided.

  9.3 ACCOUNTING. The Committee shall cause records to be kept in the name of each Director electing to participate pursuant to Section 9.1 which shall reflect the number of contingent Shares deferred by that Director.

  9.4 CONTINGENCY. Until and except to the extent that deferred Shares hereunder are distributed to or vested in the Directors or beneficiaries from time to time in accordance with orders of the Committee, the interest of each Director and beneficiary therein is contingent only and is subject to forfeiture as provided in Section 9.8. Title to and beneficial ownership of the Shares, which the Corporation will identify as subject to its contingent obligation hereunder, shall at all times remain in the Corporation; and no Director or beneficiary shall under any circumstances acquire any property interest in any specific assets of the Corporation.

  9.5 METHOD OF PAYMENT.

    (a) In order to meet its contingent Share obligation hereunder, the Corporation shall each year set aside shares in an amount equal to the total amounts deferred for such year under this Article IX.

    (b) In the event of vesting, or upon the retirement, resignation, disability, death or termination (other than termination resulting in forfeiture as described in Section 9.8) of a Director, the number of contingent deferred Shares payable to such Director of his beneficiary shall be determined as of that date. If the Committee, in the exercise of its discretion provided in Section 9.6, determines to make installment distributions of such amount, the Corporation shall continue to set aside Shares in an amount equal of the unpaid balance of such obligation to pay Shares.

  9.6 METHOD OF DISTRIBUTION. The Committee shall from time to time determine the time and manner of making distributions of contingent deferred Shares in case of the retirement, resignation, disability, or death of a Director or in the event of an emergency or necessity affecting the personal or family affairs of any Director of beneficiary of a deceased Director by such methods as it shall find appropriate for providing incentive to Directors for their continued service on behalf of the Corporation. Commencement of distribution in each case may be deferred by the Committee, but (subject to Section 9.8) not beyond one year after the retirement, disability or death of the Director or, in the case of a Director who shall have resigned, not beyond one year after such Director reaches the age of 65 or incurs a disability or dies. In the case of a Director's death before distribution is completed, the balance may be distributed in a lump sum or on an installment basis as the Committee may determine.

  9.7 DESIGNATION OF BENEFICIARIES. Each Director shall have the right to designate beneficiaries who are to succeed to such Director's contingent right to receive future payments hereunder in the event of death. In case of the failure of a Director to make a designation or the death of a designated beneficiary without the Director having designated a successor, distribution shall be made to the Director's estate. No designation of beneficiaries shall be valid unless it is in writing, signed by the Director, dated, and filed with the Committee. Beneficiaries may be changed without the consent of any prior beneficiaries.

  9.8 POSSIBLE FORFEITURE OF SHARES.

    (a) The contingent right of a Director or beneficiary to receive deferred Shares hereunder shall be forfeited upon the occurrence of any one or more of the following events:

      (1) If the Director is discharged for cause by the Corporation or a subsidiary thereof; or

      (2) If the Director shall enter into a business or employment which the Committee determines to be (i) detrimentally competitive with the business of the Corporation or a subsidiary, and (ii) substantially injurious to the corporation's financial interests;

    (b) The Committee may at any time and from time to time order all or any part of the value of the contingent right of a Director or beneficiary to receive future Shares to be vested and no longer subject to forfeiture, and may order payment of the amounts so vested on dates specified in such orders, if it finds such action appropriate in the circumstances.

  9.9 NUMBER OF SHARES. The number of Shares identified pursuant to this Article shall be the number of whole Shares equal to (i) the portion of the Annual Retainer which the Director has elected pursuant to Section 9.1 to be payable in Shares, divided by (ii) the Fair Market Value per Share on the date stock is identified as contingent deferred stock of the director (which will occur either on July 1st of the year of election or on the Effective Date, whichever is applicable). Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid to the Director in cash and shall not be deferred pursuant to this Article.

  9.10 CHARACTERIZATION OF THE RELATIONSHIPS BY THIS ARTICLE. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Shares identified hereunder shall continue for all purposes to be treasury stock held by the Corporation, and no person other than the Corporation shall, by virtue of the provisions of this Article IX, have any interest in such Shares. To the extent that any person acquires a right to receive Shares from the Corporation under this Article IX, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

                    ARTICLE X -- AMENDMENT AND TERMINATION

  The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent and, subject to Article XII, the number of Shares subject to an Option granted under Article VIII, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1986, as amended, or any successor law, or the rules and regulations thereunder.

                      ARTICLE XI -- ADJUSTMENT PROVISIONS

  11.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other changes in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option and the number of Shares underlying Options to be issued annually pursuant to Section 8.1 shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Option shall not be changed.

  11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuance or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

  11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Corporation is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the terms of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                         ARTICLE XII -- EFFECTIVE DATE

  The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by a majority of all the votes case at the next annual meeting of stockholders, shall become effective as of the date of such approval. If stockholder approval is not obtained at the next annual meeting of stockholders, the Plan shall be nullified.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints John Warwick and Eugene Code, and each of them with full power of substitution, as his or her proxies to represent and vote, as designated below, all of the shares of the Common Stock of Sound Source Interactive, Inc., registered in the name of the undersigned on November
  , 1999, with the powers the undersigned would posses if personally present at the 1998 Annual Meeting of Stockholders to be held at the Company's offices at
26115 Mureau Road, Suite B, Calabasas, California at 10:00 a.m. on December   ,
1999, and at any adjournment thereof, hereby revoking any proxy or proxies previously given.

  1. ELECTION OF DIRECTORS:

         FOR all nominees listed below [_]     WITHHOLD AUTHORITY [_]
         (except as marked to the contrary     to vote for all nominees
         below)                                listed below

     (To withhold authority to vote for any individual nominee strike a line through the nominee's name below)

     Richard Azevedo            Vincent J. Bitetti          Mark A. James
     Samuel L. Poole            John T. Wholihan

  2. Proposal to approve the 1999 Sound Source Interactive, Inc. Director Stock Plan and payment of accrued director fees in shares of Common Stock:

                        [_] FOR    [_] AGAINST     [_] ABSTAIN

  3. Proposal to rectify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2000:

                        [_] FOR    [_] AGAINST     [_] ABSTAIN

  Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS #2 AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.


                                                Dated: _________________ , 1999

                                                -------------------------------
                                                          (Signature)

                                                -------------------------------
                                                       (Second Signature)


                                                PLEASE DATE AND SIGN ABOVE
                                                exactly as your name appears at
                                                left, indicating where
                                                appropriate, official position
                                                or representative capacity.